Exhibit 99.1

WisdomTree Announces Second Quarter 2026 Results

Record AUM of $162.9 Billion

Diluted Earnings Per Share of $0.28; Adjusted Earnings Per Share of $0.31

13% Annualized Organic Flow Growth Rate

Operating Margin Expanded by 780 bps Year over Year; or 900 bps, on an Adjusted Basis

New York, NY – (Business Wire) – July 31, 2026 – WisdomTree, Inc. (NYSE: WT), a global financial innovator, today reported financial results for the second quarter of 2026.

$44.3 million of net income ($48.1(1) million, as adjusted). See “Non-GAAP Financial Measurements” for additional information.

$162.9 billion of ending AUM, an increase of 6.7% from the prior quarter arising from AUM related to our acquisition of Atlantic House Holdings Limited (“Atlantic House”), market appreciation and net inflows.

$3.1 billion of net inflows, across the United States and Europe primarily driven by inflows into our commodity, international developed equity and U.S. equity products, partly offset by outflows from our leveraged and inverse products.

0.36% average advisory fee, unchanged from the prior quarter.

0.43% revenue yield(2), a 1 basis point increase from the prior quarter due to revenues arising from the Atlantic House acquisition.

$177.2 million of operating revenues, an increase of 11.1% from the prior quarter due to higher average AUM, the Atlantic House acquisition, and higher performance fees and higher other revenues attributable to our European listed exchange-traded products (“ETPs”).

82.9% gross margin(1), a 1.5 point decrease from the prior quarter primarily reflecting higher expenses, including those associated with anticipated fund launches.

40.5% operating income margin for the quarter (42.6%(1) as adjusted), an increase of 330 basis points from the prior quarter on both a GAAP and as adjusted basis. Operating margin expansion was primarily driven by higher revenues, seasonally elevated compensation expense in the prior period and lower acquisition-related costs, partially offset by higher intangible amortization arising from the Atlantic House acquisition. Adjusted operating income margin excludes intangible asset amortization and acquisition-related costs.

39.0% operating income margin year-to date (41.1%(3) as adjusted), an increase of 780 basis points (900 basis points(3), as adjusted) from the prior-year period. Operating income margin expansion was primarily driven by higher revenues, including contributions from Ceres Partners, LLC (“Ceres”), partly offset by higher intangible asset amortization related to the Ceres and Atlantic House acquisitions and increased third-party distribution fees. Adjusted operating income margin excludes intangible asset amortization and acquisition-related costs.

$126.9 million aggregate principal amount of convertible senior notes retired, including $75.0 million of 3.25% convertible notes due 2026 (the “2026 Notes”) and $51.9 million of 3.25% convertible senior notes due 2029 (the “2029 Notes”), for aggregate cash consideration of $207.5 million. Conversion prices of the 2026 Notes and 2029 Notes were $11.04 and $11.82, respectively.

$25.9 million of common stock repurchased, representing approximately 1.5 million shares at an average repurchase price of $17.40 per share.

$0.03 quarterly dividend declared, payable on August 26, 2026 to stockholders of record as of the close of business on August 12, 2026.

1

Update from Jarrett Lilien, WisdomTree President and COO

“The second quarter demonstrated the quality of WisdomTree's growth. Our sixth consecutive quarter of record assets under management reflects momentum that is broad-based across regions, asset classes and client segments—not dependent on any single product, market or geography. That breadth, combined with continued operating discipline, positions WisdomTree to continue delivering sustainable organic growth and margin expansion.”

Update from Jonathan Steinberg, WisdomTree CEO

“This was another excellent quarter for WisdomTree and a reflection of the diversified business we've spent the past two decades building. As we celebrate our twentieth anniversary, we've evolved from an ETF pioneer into a modern global asset manager spanning ETFs, private markets, liquid alternatives and tokenized financial infrastructure. Our vision has remained remarkably consistent, even as the opportunities in front of us have expanded. We believe we're still in the early innings of what this platform can become, and we're excited about the opportunities ahead.”

2

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2026	2026	2025	2025	2025
Consolidated Operating Highlights ($ in billions):
AUM—end of period	$162.9	$152.6	$144.5	$137.2	$126.1
Net inflows/(outflows)	$3.1	$5.9	$(0.3)	$2.2	$3.5
Average AUM	$164.2	$154.7	$140.7	$130.8	$119.2
Average advisory fee	0.36%	0.36%	0.35%	0.35%	0.35%
Revenue yield(2)	0.43%	0.42%	0.42%	0.38%	0.38%

Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$177.2	$159.5	$147.4	$125.6	$112.6
Net income/(loss)	$44.3	$(23.1)	$40.0	$19.7	$24.8
Diluted earnings/(loss) per share	$0.28	$(0.17)	$0.28	$0.13	$0.17
Operating income margin	40.5%	37.2%	40.5%	36.3%	30.8%

As Adjusted (Non-GAAP(1)):
Operating revenues, as adjusted	$177.2	$159.5	$147.4	$125.6	$112.6
Gross margin	82.9%	84.4%	83.2%	82.2%	81.1%
Net income, as adjusted	$48.1	$40.6	$41.2	$34.5	$25.9
Diluted earnings per share, as adjusted	$0.31	$0.27	$0.29	$0.23	$0.18
Operating income margin, as adjusted	42.6%	39.3%	41.7%	38.3%	32.5%

RECENT BUSINESS DEVELOPMENTS

Company News

•	In May 2026, WisdomTree completed the acquisition of Atlantic House, a London-based systematic manager specializing in defined outcome and derivatives-driven investment strategies, with approximately £4.1 billion ($5.5 billion) in assets under management. The acquisition advances WisdomTree’s strategy of combining strong organic growth with disciplined inorganic expansion and enhances its long-term growth profile through expanded product capabilities, broader distribution and a deeper model portfolio footprint.
•	In June 2026, WisdomTree announced the appointment of John Whelan as Head of Strategy, Digital Assets, underscoring the firm’s commitment to leadership in the digital assets space, broadening offerings for retail and institutional investors onchain.
•	In June 2026, WisdomTree celebrated the 20-year anniversary of listing its first ETFs on the NYSE, marking two decades of challenging industry conventions, expanding investor access, and building a diversified modern asset management platform designed for the future of finance.
•	Also in June 2026, WisdomTree won the following awards:
o	recognized with two honors at The Future of Finance Awards 2026, receiving Best Digital Asset Fund Issuer in North America and Best Tokenized Transfer Agent for WisdomTree Transfers, Inc.;
o	received a top honor at the 2026 InvestmentNews Awards, with WisdomTree named ETF Provider of the Year; and
o	winner of the Best ETF Provider at the 2026 Online Money Awards for the third consecutive year.

Product News

•	From May 2026 through July 2026, we launched the following products:
o	In Europe, we launched the WisdomTree 1-Day Equity Put Premium (1PUT), WisdomTree Space Economy UCITS ETF (WSPC), WisdomTree AI Infrastructure UCITS ETF (WAGI) and the WisdomTree Global High Dividend UCITS ETF (WDIV) on major European exchanges including the London Stock Exchange, Börse Xetra and Borsa Italiana.
o	During the same period, in the U.S., we launched the WisdomTree Efficient Rare Earth Plus Strategic Metals Fund (WDIG) and WisdomTree Physical AI, Humanoids, and Drones Fund (WDRN), listed on the Cboe BZX Exchange, Inc., (CBOE), as well as the WisdomTree Space Economy Fund (WSPC), listed on The Nasdaq Stock Market LLC.

3

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended						Six Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,		June 30,	June 30,	June 30,
	2026	2026	2025	2025		2025	2026	2025
Operating Revenues:
Advisory fees	$146,300	$134,880	$122,712	$114,485		$103,241	$281,180	$202,790
Management fees	5,369	5,231	4,908	—		—	10,600	—
Performance fees	5,964	2,955	7,105	—		—	8,919	—
Other revenues	19,527	16,404	12,709	11,131		9,380	35,931	17,913
Total revenues	177,160	159,470	147,434	125,616		112,621	336,630	220,703
Operating Expenses:
Compensation and benefits	43,718	47,517	37,273	33,791		32,827	91,235	66,615
Fund management and administration	30,229	24,880	24,830	22,353		21,252	55,109	41,966
Marketing and advertising	6,041	5,392	5,613	4,788		5,330	11,433	10,143
Sales and business development	4,938	4,197	4,045	3,943		4,232	9,135	8,369
Professional fees	4,098	3,308	3,596	3,505		3,177	7,406	5,959
Occupancy, communications and equipment	2,229	1,935	1,892	1,601		1,559	4,164	3,041
Depreciation and amortization	3,415	2,096	2,043	615		580	5,511	1,120
Third-party distribution fees	5,401	5,795	4,772	3,977		4,083	11,196	7,195
Acquisition-related costs	1,118	1,933	317	2,409		1,967	3,051	1,967
Other	4,162	3,067	3,306	2,980		2,982	7,229	5,534
Total operating expenses	105,349	100,120	87,687	79,962		77,989	205,469	151,909
Operating income	71,811	59,350	59,747	45,654		34,632	131,161	68,794
Other Income/(Expenses):
Interest expense	(14,852)	(11,023)	(11,023)	(8,466)		(5,490)	(25,875)	(10,931)
Interest income	3,203	2,592	2,965	4,015		2,090	5,795	3,987
Loss on repurchase of convertible notes	(6,623)	(62,302)	(833)	(13,011)		—	(68,925)	—
Remeasurement of contingent consideration	(1,360)	(2,562)	(710)	—		—	(3,922)	—
Other gains and losses, net	6,368	(637)	317	1,325		638	5,731	388
Income/(loss) before income taxes	58,547	(14,582)	50,463	29,517		31,870	43,965	62,238
Income tax expense	14,263	8,549	10,437	9,816		7,093	22,812	12,832
Net income/(loss)	$44,284	$(23,131)	$40,026	$19,701		$24,777	$21,153	$49,406
Earnings/(loss) per share—basic	$0.30	$(0.17)	$0.29	$0.14	(4)	$0.17	$0.15	$0.35
Earnings/(loss) per share—diluted	$0.28	$(0.17)	$0.28	$0.13	(4)	$0.17	$0.14	$0.34
Weighted average common shares—basic	149,001	138,005	136,340	139,584		143,076	143,533	142,830
Weighted average common shares—diluted	156,276	138,005	143,314	150,675		146,640	154,386	146,513

As Adjusted (Non-GAAP(1))
Total revenues	$177,160	$159,470	$147,434	$125,616		$112,621
Total operating expenses	$101,619	$96,752	$85,936	$77,553		$76,022
Operating income	$75,541	$62,718	$61,498	$48,063		$36,599
Income before income taxes	$63,354	$54,654	$53,840	$45,318		$33,798
Income tax expense	$15,274	$14,061	$12,605	$10,842		$7,935
Net income	$48,080	$40,593	$41,235	$34,476		$25,863
Earnings per share—diluted	$0.31	$0.27	$0.29	$0.23		$0.18
Weighted average common shares—diluted	156,276	152,372	143,314	150,675		146,640

4

QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues increased 11.1% from the first quarter of 2026, due to higher average AUM, the Atlantic House acquisition, higher performance fees and higher other revenues attributable to our European listed ETPs. Operating revenues increased 57.3% from the second quarter of 2025, due to higher average AUM, a higher average advisory fee, revenues arising from the Ceres and Atlantic House acquisitions and increased other revenues from our European listed ETPs.
•	Our average advisory fee was 0.36% for both the first and second quarters of 2026 and 0.35% for the second quarter of 2025.

Operating Expenses

•	Operating expenses increased 5.2% from the first quarter of 2026 primarily due to higher fund management and administration fees and intangible amortization related to the Atlantic House acquisition, partly offset by seasonally elevated compensation expense in the prior period and lower acquisition-related costs.
•	Operating expenses increased 35.1% from the second quarter of 2025 primarily due to higher incentive compensation and headcount, as well as increased fund management and administration expenses, intangible asset amortization related to the Ceres and Atlantic House acquisitions and third-party distribution fees.

Other Income/(Expenses)

•	Interest expense increased 34.7% from the first quarter of 2026 and 170.5% from the second quarter of 2025 due to a higher level of debt outstanding and higher interest rates.
•	Interest income increased 23.6% from the first quarter of 2026 and 53.3% from the second quarter of 2025 due to the higher level of interest-earning assets.
•	During the second quarter of 2026, we recognized a $6.6 million loss related to the repurchase of $51.9 million in aggregate principal amount of our 2029 Notes.
•	Contingent consideration related to the Ceres acquisition increased from $14.4 million on March 31, 2026 to $15.8 million at June 30, 2026, resulting in a $1.4 million loss on remeasurement recognized during the second quarter of 2026.
•	Other gains and losses, net, was a gain of $6.4 million for the second quarter of 2026. This included a remeasurement gain of $4.4 million on British pounds held to complete the Atlantic House acquisition and a net gain of $2.9 million on our financial instruments owned. Gains and losses also generally arise from the sale of gold and cryptocurrency earned from advisory fees paid by our physically-backed gold and crypto ETPs, foreign exchange fluctuations and miscellaneous items.

Income Taxes

•	Our effective income tax rate for the second quarter of 2026 was 24.4%, resulting in income tax expense of $14.3 million. The effective tax rate differs from the U.S. federal statutory rate of 21.0% primarily due to non-deductible amounts associated with the repurchase of convertible notes.
•	Our adjusted effective income tax rate for the second quarter of 2026 was 24.1%(1).

SIX MONTH HIGHLIGHTS

•	Operating revenues increased 52.5% as compared to 2025 due to higher average AUM, a higher average advisory fee, revenues arising from the Ceres and Atlantic House acquisitions and increased other revenues from our European listed ETPs.
•	Operating expenses increased 35.3% as compared to 2025 primarily due to higher incentive compensation and headcount, as well as increased fund management and administration expenses, third-party distribution fees and intangible asset amortization arising from the Ceres and Atlantic House acquisitions.
•	Significant items reported in other income/(expense) in 2026 include: an increase in interest expense of 136.7% due to a higher level of debt outstanding and higher interest rates; an increase in interest income of 45.3% due to an increase in our interest-earning assets; a remeasurement gain of $4.4 million on British pounds held to complete the Atlantic House acquisition, net gains on our financial instruments owned of $2.0 million, net losses on our investments of $0.5 million and $0.5 million of foreign currency remeasurement losses on U.S. dollars held by foreign subsidiaries. Gains and losses also generally arise from the sale of gold earned on management fees paid by our physically-backed gold ETPs, other foreign exchange fluctuations and miscellaneous items.
•	Our effective income tax rate for 2026 was 51.9%, resulting in an income tax expense of $22.8 million. The effective tax rate differs from the federal statutory rate of 21.0% primarily due to non-deductible amounts associated with the repurchase of convertible notes, partly offset by tax windfalls associated with the vesting of stock-based compensation awards and a lower tax rate on foreign earnings.

5

CONFERENCE CALL DIAL-IN AND WEBCAST DETAILS

WisdomTree will discuss its results and operational highlights during a live webcast on Friday, July 31, 2026 at 11:00 a.m. ET, which, together with all earnings materials, can be accessed via WisdomTree’s investor relations website at https://ir.wisdomtree.com. A replay of the webcast will be available shortly after the call.

Participants also can dial in using the following numbers: (877) 407-9210 or (201) 689-8049. Click here to access the participant international toll-free access numbers.

To avoid delays, we encourage participants to log in or dial into the conference call 10 minutes ahead of the scheduled start time.

About WisdomTree

WisdomTree is a global financial innovator, offering a diverse suite of exchange-traded products (ETPs), models and solutions, private market investments and digital asset-related products. Our offerings empower investors to shape their financial future and equip financial professionals to grow their businesses. Leveraging the latest financial infrastructure, we create products that emphasize access and transparency and provide an enhanced user experience. Building on our heritage of innovation, we offer next-generation digital products and services related to tokenized real world assets and stablecoins, as well as our institutional platform, WisdomTree Connect™ and blockchain-native digital wallet, WisdomTree Prime®*, and have expanded into private markets through the acquisition of Ceres Partners’ U.S. farmland platform.

* The WisdomTree Connect institutional platform and WisdomTree Prime digital wallet and digital asset services are made available through WisdomTree Digital Movement, Inc., a federally registered money services business, state-licensed money transmitter and financial technology company (NMLS ID: 2372500) or WisdomTree Digital Trust Company, LLC, and may be limited where prohibited by law. WisdomTree Digital Trust Company, LLC is chartered as a limited purpose trust company by the New York State Department of Financial Services to engage in virtual currency business. Visit https://wisdomtreeconnect.com, https://www.wisdomtreeprime.com or the WisdomTree Prime mobile app for more information.

WisdomTree currently has approximately $167.9 billion in assets under management globally, inclusive of assets managed by Ceres Partners, LLC as of the last reportable period.

For more information about WisdomTree, WisdomTree Connect and WisdomTree Prime, visit: https://www.wisdomtree.com.

Please visit us on X at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

PRODUCTS AND SERVICES AVAILABLE VIA WISDOMTREE CONNECT AND WISDOMTREE PRIME:

NOT FDIC INSURED | NO BANK GUARANTEE | NOT A BANK DEPOSIT | MAY LOSE VALUE | NOT SIPC PROTECTED | NOT INSURED BY ANY GOVERNMENT AGENCY

The products and services available through WisdomTree Connect and the WisdomTree Prime app are not endorsed, indemnified or guaranteed by any regulatory agency.

References to third-party platforms, protocols, or use cases are provided for informational purposes only and do not constitute an endorsement, recommendation, or solicitation by WisdomTree or its affiliates. WisdomTree and its affiliates do not control or operate such third-party platforms or protocols and are not responsible for their operation or performance.

(1)	See “Non-GAAP Financial Measurements.”
(2)	Revenue yield is computed by dividing our annualized adjusted operating revenues as reported in the GAAP to Non-GAAP Reconciliation herein by our average AUM during the period.
(3)	Adjusted operating margin is calculated as adjusted operating income divided by total revenues. Adjusted operating income excludes intangible asset amortization of $4,046 for the six months ended June 30, 2026 and acquisition-related costs of $3,051 and $1,967 for the six months ended June 30, 2026 and 2025, respectively.
(4)	Earnings per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method. In addition, the three months ended September 30, 2025 includes $718 of stock repurchase excise taxes, which is excluded from net income, but is required to be added to net income to arrive at income available to common stockholders in the calculation of EPS. This item is excluded from our EPS when computed on a non-GAAP basis.

Contact Information:
Investor Relations	Media Relations
Jeremy Campbell	Jessica Zaloom
+1.917.267.3859	+1.917.267.3735
jeremy.campbell@wisdomtree.com	jzaloom@wisdomtree.com

6

WISDOMTREE, INC. AND SUBSIDIARIES

KEY OPERATING STATISTICS

(Unaudited)

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2026	2026	2025	2025	2025
GLOBAL PRODUCTS ($ in millions)
Beginning of period assets	$152,556	$144,525	$137,175	$126,070	$115,787
Add: Assets acquired—Ceres acquisition	—	—	1,812	—	—
Add: Assets acquired—Atlantic House acquisition	4,137	—	—	—	—
Inflows/(outflows)	3,062	5,934	(283)	2,241	3,529
Market appreciation	3,154	2,097	5,821	8,864	6,754
End of period assets	$162,909	$152,556	$144,525	$137,175	$126,070
Average assets during the period	$164,150	$154,663	$140,686	$130,760	$119,185
Average ETPs and tokenized products during the period	$162,151	$152,716	$138,871	$130,760	$119,185
Average ETP advisory fee during the period	0.36%	0.36%	0.35%	0.35%	0.35%
Total revenue yield	0.43%	0.42%	0.42%	0.38%	0.38%
Revenue days	91	90	92	92	91
Number of products—end of the period	451	414	405	397	383
ETPs AND TOKENIZED PRODUCTS
U.S. LISTED ETFs ($ in millions)
Beginning of period assets	$90,946	$88,521	$88,293	$85,179	$80,531
Inflows/(outflows)	1,079	2,643	(1,108)	(445)	1,110
Market appreciation/(depreciation)	6,989	(218)	1,336	3,559	3,538
End of period assets	$99,014	$90,946	$88,521	$88,293	$85,179
Average assets during the period	$96,585	$91,742	$88,074	$87,205	$81,525
Number of ETFs—end of the period	92	90	85	84	81
EUROPEAN LISTED ETPs ($ in millions)
Beginning of period assets	$58,758	$53,345	$48,290	$40,541	$35,124
Add: Assets acquired—Atlantic House acquisition	4,137	—	—	—	—
Inflows	2,088	3,118	609	2,448	2,201
Market (depreciation)/appreciation	(3,877)	2,295	4,446	5,301	3,216
End of period assets	$61,106	$58,758	$53,345	$48,290	$40,541
Average assets during the period	$64,649	$60,193	$50,102	$42,853	$37,439
Number of ETPs—end of the period	338	304	300	295	285
DIGITAL ASSETS ($ in millions)
Beginning of period assets	$867	$770	$592	$350	$132
(Outflows)/inflows	(110)	98	179	238	218
Market appreciation/(depreciation)	4	(1)	(1)	4	—
End of period assets	$761	$867	$770	$592	$350
Average assets during the period	$917	$781	$695	$702	$221
Number of products—end of the period	19	19	19	18	17
PRIVATE ASSETS ($ in millions)
Beginning of period assets	$1,985	$1,889	$—	$—	$—
Add: Assets acquired—Ceres acquisition	—	—	1,812	—	—
Inflows	5	75	37	—	—
Market appreciation	38	21	40	—	—
End of period assets	$2,028	$1,985	$1,889	$—	$—
Average assets during the period	$1,999	$1,947	$1,815	$	$
Number of products—end of the period	2	1	1	—	—
ETPs AND TOKENIZED PRODUCT CATEGORIES ($ in millions)
U.S. Equity
Beginning of period assets	$41,511	$41,427	$40,977	$38,617	$35,628
Inflows	478	354	191	32	1,287
Market appreciation/(depreciation)	4,401	(270)	259	2,328	1,702
End of period assets	$46,390	$41,511	$41,427	$40,977	$38,617
Average assets during the period	$44,894	$42,394	$41,161	$40,024	$36,080

7

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2026	2026	2025	2025	2025
Commodity & Currency
Beginning of period assets	$40,310	$36,980	$31,705	$26,696	$25,487
Inflows/(outflows)	1,890	35	177	1,096	(110)
Market (depreciation)/appreciation	(4,614)	3,295	5,098	3,913	1,319
End of period assets	$37,586	$40,310	$36,980	$31,705	$26,696
Average assets during the period	$41,749	$41,458	$33,824	$28,162	$25,888
International Developed Market Equity
Beginning of period assets	$29,186	$25,616	$23,893	$21,725	$18,178
Inflows	727	3,495	1,147	478	1,646
Market appreciation	2,287	75	576	1,690	1,901
End of period assets	$32,200	$29,186	$25,616	$23,893	$21,725
Average assets during the period	$32,012	$29,349	$24,708	$22,481	$19,577
Fixed Income
Beginning of period assets	$22,395	$21,074	$22,509	$22,543	$22,230
Inflows/(outflows)	320	1,272	(1,358)	(58)	148
Market (depreciation)/appreciation	(57)	49	(77)	24	165
End of period assets	$22,658	$22,395	$21,074	$22,509	$22,543
Average assets during the period	$22,179	$21,187	$21,422	$23,128	$22,526
Emerging Market Equity
Beginning of period assets	$10,143	$10,643	$10,855	$10,957	$9,985
(Outflows)/inflows	(106)	(206)	(508)	(250)	28
Market appreciation/(depreciation)	1,242	(294)	296	148	944
End of period assets	$11,279	$10,143	$10,643	$10,855	$10,957
Average assets during the period	$11,188	$10,902	$10,839	$10,874	$10,295
Alternatives
Beginning of period assets	$1,580	$1,379	$1,155	$814	$593
Add: Assets acquired—Atlantic House acquisition	4,137	—	—	—	—
Inflows	31	207	163	231	191
Market (depreciation)/appreciation	(40)	(6)	61	110	30
End of period assets	$5,708	$1,580	$1,379	$1,155	$814
Average assets during the period	$4,462	$1,620	$1,270	$929	$665
Leveraged & Inverse
Beginning of period assets	$3,663	$3,275	$2,913	$2,631	$2,133
(Outflows)/inflows	(354)	565	(15)	(52)	141
Market appreciation/(depreciation)	155	(177)	377	334	357
End of period assets	$3,464	$3,663	$3,275	$2,913	$2,631
Average assets during the period	$3,772	$3,785	$3,097	$2,750	$2,354
Cryptocurrency
Beginning of period assets	$1,783	$2,242	$3,168	$2,087	$1,553
Inflows/(outflows)	71	137	(117)	764	198
Market (depreciation)/appreciation	(258)	(596)	(809)	317	336
End of period assets	$1,596	$1,783	$2,242	$3,168	$2,087
Average assets during the period	$1,895	$2,021	$2,550	$2,412	$1,800

Headcount	414	357	360	338	321

Note: Previously issued statistics may be restated due to fund closures and trade adjustments.

Source: WisdomTree

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WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30,	Dec. 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$294,814	$311,732
Financial instruments owned, at fair value	37,652	107,117
Accounts receivable	74,835	64,452
Income tax receivable	498	—
Prepaid expenses	13,300	7,338
Other current assets	2,265	1,723
Total current assets	423,364	492,362
Fixed assets, net	593	431
Deferred tax assets, net	—	9,803
Investments	28,638	29,075
Right of use assets—operating leases	2,888	2,764
Goodwill	355,407	228,624
Intangible assets, net	833,006	748,957
Other noncurrent assets	1,275	925
Total assets	$1,645,171	$1,512,941
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Convertible notes—current	$17,851	$149,604
Fund management and administration payable	26,017	29,448
Compensation and benefits payable	39,104	52,435
Payable to Gold Bullion Holdings (Jersey) Limited (“GBH”)	14,418	13,940
Operating lease liabilities	1,690	1,614
Income taxes payable	—	2,295
Accounts payable and other liabilities	42,273	32,720
Total current liabilities	141,353	282,056
Convertible notes—long term	1,057,600	804,203
Contingent consideration	15,766	11,844
Deferred tax liabilities	10,678	—
Operating lease liabilities—long term	1,258	1,166
Total liabilities	1,226,655	1,099,269
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 400,000 shares authorized:
Issued and outstanding: 151,697 and 140,713 at June 30, 2026 and December 31, 2025, respectively	1,517	1,407
Additional paid-in capital	186,300	189,244
Accumulated other comprehensive (loss)/income	(2,627)	2,227
Retained earnings	233,326	220,794
Total stockholders’ equity	418,516	413,672
Total liabilities and stockholders’ equity	$1,645,171	$1,512,941

9

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2026	2025
Cash flows from operating activities:
Net income	$21,153	$49,406
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on repurchase of convertible notes	68,925	—
Advisory and license fees paid in gold, other precious metals and cryptocurrency	(47,838)	(32,532)
Stock-based compensation	16,205	11,765
Depreciation and amortization	5,511	1,120
Increase in fair value of contingent consideration	3,922	—
Amortization of issuance costs—convertible notes	2,417	1,252
Gains on financial instruments owned, at fair value	(1,950)	(844)
Amortization of right of use asset	987	662
Imputed interest on payable to GBH	477	923
Losses/(gains) on investments	437	(920)
Deferred income taxes	118	4,206
Changes in operating assets and liabilities:
Accounts receivable	(5,367)	3,562
Income taxes receivable/payable	(3,166)	(4,770)
Prepaid expenses	(4,892)	(5,000)
Gold and other precious metals	48,787	31,543
Other assets	21	(143)
Fund management and administration payable	(3,200)	1,272
Compensation and benefits payable	(17,729)	(18,273)
Operating lease liabilities	(943)	(655)
Accounts payable and other liabilities	9,587	2,602
Net cash provided by operating activities	93,462	45,176
Cash flows from investing activities:
Purchase of financial instruments owned, at fair value	(12,906)	(15,756)
Purchase of investments	—	(4,000)
Cash paid—software development	(1,913)	(1,323)
Purchase of fixed assets	(216)	(117)
Proceeds from the sale of financial instruments owned, at fair value	83,085	4,478
Cash paid—Atlantic House acquisition, net of cash acquired	(197,488)	—
Proceeds from held-to-maturity securities maturing or called prior to maturity	—	6
Net cash used in investing activities	(129,438)	(16,712)
Cash flows from financing activities:
Repurchase of convertible notes	(510,188)	—
Common stock repurchased	(50,890)	(12,714)
Dividends paid	(9,023)	(8,923)
Issuance costs—convertible notes	(12,593)	—
Proceeds from the issuance of convertible notes	603,750	—
Excise taxes paid on common stock repurchased	—	(1,868)
Net cash provided by/(used in) financing activities	21,056	(23,505)
(Decrease)/increase in cash flow due to changes in foreign exchange rate	(1,998)	7,523
Net (decrease)/increase in cash, cash equivalents and restricted cash	(16,918)	12,482
Cash, cash equivalents and restricted cash—beginning of year	311,732	181,191
Cash, cash equivalents and restricted cash—end of period	$294,814	$193,673
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$24,303	$13,468
Cash paid for interest	$20,164	$8,850

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NON-GAAP FINANCIAL MEASUREMENTS

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are they superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include the following:

Adjusted Operating Income, Operating Expenses, Income Before Income Taxes, Income Tax Expense, Net Income and Diluted Earnings per Share

We disclose adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measurements provides investors with a consistent way to analyze our performance. These non-GAAP financial measurements exclude the following:

Gains or losses on financial instruments owned: We account for our financial instruments owned as trading securities, which requires these instruments to be measured at fair value with gains and losses reported in net income. We exclude these items when calculating our non-GAAP financial measurements as the gains and losses introduce earnings volatility and are not core to our operating business.

Foreign currency remeasurement gains and losses on U.S. dollars held by foreign subsidiaries: GAAP requires account balances to be remeasured into an entity’s functional currency, with resulting gains and losses reported in net income. Foreign subsidiaries holding U.S. dollars remeasure these balances into their functional currencies and recognize the gains and losses. Also excluded are remeasurement gains on British pounds held to complete the Atlantic House acquisition. We exclude remeasurement effects from our non-GAAP financial measures, as they introduce earnings volatility, are not core to our operations and arise from balances denominated in our reporting currency.

Tax windfalls and shortfalls upon vesting of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised, as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce earnings volatility and are not core to our operating business.

Remeasurement of contingent consideration arising from the Ceres acquisition: On October 1, 2025, we completed the Ceres acquisition for aggregate consideration consisting of (i) $275 million in cash payable at closing, subject to customary post-closing adjustments and (ii) contingent consideration of up to $225 million, payable in 2030, contingent upon Ceres achieving a compound annual growth rate (“CAGR”) in revenues of 12% to 22% during the measurement period of January 1, 2025 through December 31, 2029. GAAP requires contingent consideration to be re-measured each reporting period with changes in fair value reported in net income. We exclude changes in fair value of contingent consideration when calculating our non-GAAP financial measurements as these items are not core to our operating business.

Other items: Losses related to convertible notes transactions, amortization of intangible assets, changes in deferred tax asset valuation allowance, acquisition-related costs, imputed interest on our payable to Gold Bullion Holdings (Jersey) Limited (“GBH”) and gains and losses recognized on our investments are excluded when calculating our non-GAAP financial measurements.

Adjusted Effective Income Tax Rate

We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

Gross Margin and Gross Margin Percentage

We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total adjusted operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total adjusted operating revenues.

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GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Adjusted Net Income and Diluted Earnings per Share:	2026	2026	2025	2025	2025

Net income/(loss), as reported	$44,284	$(23,131)	$40,026	$19,701	$24,777
Add back: Losses related to convertible notes transactions, net of income taxes	6,572	62,280	505	12,763	—
Deduct: Foreign currency remeasurement gains on British pounds held to complete the Atlantic House acquisition, net of income taxes	(3,277)	—	—	—	—
(Deduct)/add back: (Gains)/losses on financial instruments owned, net of income taxes	(2,143)	668	8	(810)	(972)
Add back: Amortization of intangible assets arising from the Ceres and Atlantic House acquisitions, net of income taxes	1,969	1,087	1,086	—	—
(Deduct)/add back: (Decrease)/increase in deferred tax asset valuation allowance on capital losses	(1,615)	151	(1,237)	(24)	(459)
Add back: Acquisition-related costs, net of income taxes	1,118	1,933	240	1,824	1,489
Add back: Increase in fair value of contingent consideration, net of income taxes	1,030	1,940	538	—	—
Add back: Imputed interest on payable to GBH, net of income taxes	183	179	285	364	354
Deduct: Tax windfalls upon vesting of stock-based compensation awards	(66)	(4,421)	—	(76)	(4)
Add back/(deduct): Foreign currency remeasurement losses/(gains) on U.S. dollar balances, net of income taxes	36	(435)	(141)	—	1,136
(Deduct)/add back: (Gains)/losses recognized on investments, net of income taxes	(11)	342	(75)	734	(458)
Adjusted net income	$48,080	$40,593	$41,235	$34,476	$25,863
Weighted average common shares—diluted	156,276	152,372	143,314	150,675	146,640
Adjusted earnings per share—diluted	$0.31	$0.27	$0.29	$0.23	$0.18

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Gross Margin and Gross Margin Percentage:	2026	2026	2025	2025	2025

Operating revenues	$177,160	$159,470	$147,434	$125,616	$112,621
Deduct: Fund management and administration	(30,229)	(24,880)	(24,830)	(22,353)	(21,252)
Gross margin	$146,931	$134,590	$122,604	$103,263	$91,369
Gross margin percentage	82.9%	84.4%	83.2%	82.2%	81.1%

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Adjusted Operating Income and Adjusted Operating Income Margin:	2026	2026	2025	2025	2025
Operating revenues	$177,160	$159,470	$147,434	$125,616	$112,621
Operating income	71,811	59,350	59,747	$45,654	$34,632
Add back: Amortization of intangible assets arising from the Ceres and Atlantic House acquisitions	2,612	1,435	1,434	—	—
Add back: Acquisition-related costs	1,118	1,933	317	2,409	1,967
Adjusted operating income	$75,541	$62,718	$61,498	$48,063	$36,599
Adjusted operating income margin	42.6%	39.3%	41.7%	38.3%	32.5%

12

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Adjusted Total Operating Expenses:	2026	2026	2025	2025	2025

Total operating expenses	$105,349	$100,120	$87,687	$79,962	$77,989
Deduct: Amortization of intangible assets arising from the Ceres and Atlantic House acquisitions	(2,612)	(1,435)	(1,434)	—	—
Deduct: Acquisition-related costs	(1,118)	(1,933)	(317)	(2,409)	(1,967)
Adjusted total operating expenses	$101,619	$96,752	$85,936	$77,553	$76,022

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Adjusted Income Before Income Taxes:	2026	2026	2025	2025	2025

Income/(loss) before income taxes	$58,547	$(14,582)	$50,463	$29,517	$31,870
Add back: Losses related to convertible notes transactions	6,623	62,302	833	13,011	—
Deduct: Foreign currency remeasurement gains on British pounds held to complete the Atlantic House acquisition, net of income taxes	(4,370)	—	—	—	—
(Deduct)/add back: (Gains)/losses on financial instruments owned	(2,831)	882	10	(1,070)	(1,284)
Add back: Amortization of intangible assets arising from the Ceres and Atlantic House acquisitions	2,612	1,435	1,434	—	—
Add back: Increase in fair value of contingent consideration	1,360	2,562	710	—	—
Add back: Acquisition-related costs	1,118	1,933	317	2,409	1,967
Add back: Imputed interest on payable to GBH	242	236	377	481	467
Add back/(deduct): Foreign currency remeasurement losses/(gains) on U.S. dollar balances, net of income taxes	68	(566)	(205)	—	1,383
(Deduct)/add back: (Gains)/losses recognized on investments	(15)	452	(99)	970	(605)
Adjusted income before income taxes	$63,354	$54,654	$53,840	$45,318	$33,798

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	2026	2026	2025	2025	2025

Adjusted income before income taxes (above)	$63,354	$54,654	$53,840	$45,318	$33,798
Income tax expense	$14,263	$8,549	$10,437	$9,816	$7,093
Add back/(deduct): decrease/(increase) in deferred tax asset valuation allowance on capital losses	1,615	(151)	1,237	24	459
Deduct: Tax expense on foreign currency remeasurement gains on British pounds held to complete the Atlantic House acquisition	(1,093)	—	—	—	—
(Deduct)/add back: Tax (expense)/benefit arising from (gains)/losses on financial instruments owned	(688)	214	2	(260)	(312)
Add back: Tax benefit of intangible asset amortization arising from the Ceres and Atlantic House acquisitions	643	348	348	—	—
Add back: Tax benefit arising from increase in fair value of contingent consideration	330	622	172	—	—
Add back: Tax windfalls upon vesting of stock-based compensation awards	66	4,421	—	76	4
Add back: Tax benefit on imputed interest	59	57	92	117	113
Add back: Tax benefit arising from convertible notes transactions	51	22	328	248	—
Add back/(deduct): Tax benefit/(expense) on foreign currency remeasurement losses/(gains) on U.S. dollar balances	32	(131)	(64)	—	247
(Deduct)/add back: Tax (expense)/benefit on (gains)/losses on investments	(4)	110	(24)	236	(147)
Add back: Tax benefit on acquisition-related costs	—	—	77	585	478
Adjusted income tax expense	$15,274	$14,061	$12,605	$10,842	$7,935
Adjusted effective income tax rate	24.1%	25.7%	23.4%	23.9%	23.5%

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;
•	anticipated levels of inflows into and outflows out of our ETPs;
•	our ability to deliver favorable rates of return to investors;
•	competition in our business;
•	whether we will experience future growth;
•	our ability to develop new products and services and their potential for success;
•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;
•	our ability to successfully implement our strategy relating to digital assets and blockchain-enabled financial services, including WisdomTree Connect™ and WisdomTree Prime®, and achieve its objectives;
•	our ability to successfully operate and expand our business in non-U.S. markets;
•	the effect of laws and regulations that apply to our business;
•	the potential benefits arising from the Ceres and Atlantic House acquisitions, including financial or strategic outcomes; and
•	our ability to successfully implement our strategic goals relating to the acquisitions and integrate the acquired businesses.

Our business is subject to many risks and uncertainties, including without limitation:

•	declining prices of securities, gold and other precious metals and other commodities and changes in interest rates and general market conditions can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;
•	fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to events such as a pandemic or war, geopolitical conflicts, political events, acts of terrorism and other matters beyond our control, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or increase the cost of borrowing upon a refinancing;
•	competitive pressures could reduce revenues and profit margins;
•	we derive a substantial portion of our revenues from a limited number of products, and, as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;
•	a significant portion of our AUM is held in products with exposure to U.S. and international developed markets, and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;
•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;
•	we face increased operational, regulatory, financial and other risks as a result of conducting our business internationally, and as we expand our digital assets product offerings and services beyond our existing ETP business;
•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline; and
•	we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors.

Additional risks include those associated with the Ceres and Atlantic House acquisitions, including the risk that the integrations may be more difficult, time-consuming or costly than expected, or that expected benefits (including projected business growth, realization of synergies, or the ability to raise additional capital into the funds of the acquired businesses) may not be realized as anticipated. Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025.

14

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

Category: Business Update

15